UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2021
EVOQUA WATER TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38272	46-4132761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Sixth Avenue
Pittsburgh,	Pennsylvania	15222
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (724) 772-0044
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AQUA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 16, 2021, Vinay Kumar provided Evoqua Water Technologies Corp. (the “Company”) notice of his decision to resign from the Board of Directors (the “Board”), effective August 18, 2021. Mr. Kumar’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On August 16, 2021, the Board approved (i) an increase in the size of the Board from ten to eleven directors and an increase in the number of Class I directors from three to four directors, effective August 16, 2021, (ii) the election of Sherrese Clarke Soares as a Class I director to fill the resulting vacancy, effective August 16, 2021, and (iii) a reduction in the size of the Board from eleven to ten directors and a reduction in the number of Class III directors from four to three directors, effective August 18, 2021 following the effective time of Mr. Kumar’s resignation.

Ms. Clarke Soares will serve as a Class I director for the term expiring on the date of the Company’s 2022 Annual Meeting of Stockholders and until her successor has been elected and qualified, or until her death, resignation, retirement, disqualification or removal from office. As of the time of this filing, the Board has not made a final determination regarding the committees of the Board, if any, to which Ms. Clarke Soares will be appointed.

Ms. Clarke Soares founded and currently serves as the Chief Executive Officer of HarbourView Equity Partners (“HarbourView”), a global investment firm focused on intellectual property and alternative investments in media and entertainment assets. Prior to founding HarborView, Ms. Clarke Soares founded Tempo Music, an investment platform for premium music rights, and served as its Chief Executive Officer from November 2019 to January 2021. Prior to launching Tempo Music, Ms. Clarke Soares served at Morgan Stanley as a Managing Director and the Global Head of Entertainment, Media, and Sports Structured Solutions from June 2017 to November 2019 and as the Head of North America Relationship Lending from November 2009 to June 2017, at CIT Group as a Senior Vice President in the Entertainment Practice from November 2005 to November 2009, and at GE Capital as an Assistant Vice President from August 2004 to November 2005. Ms. Clarke Soares earned a Master of Business Administration degree from Harvard Business School and a Bachelor of Science degree in finance from Georgetown University.

There are no arrangements or understandings between Ms. Clarke Soares and any other persons pursuant to which she was selected as a director of the Company. Ms. Clarke Soares does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Ms. Clarke Soares will participate in the Company’s non-employee director compensation program, which is described on pages 26-27 of the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on January 5, 2021. In connection with her election to the Board, Ms. Clarke Soares will receive a pro-rated annual cash retainer for her Board service and a pro-rated grant of restricted stock units (“RSUs”) with a grant date of August 16, 2021 (the “Grant Date”). The RSUs granted to Ms. Clarke Soares generally vest on the one-year anniversary of the Grant Date. In addition, the Company will enter into its standard form of indemnification agreement with Ms. Clark Soares.

A copy of the press release announcing the election of Ms. Clarke Soares to the Board is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release "Evoqua Water Technologies Appoints Sherrese Clarke Soares to Its Board of Directors" dated August 18, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 18, 2021		EVOQUA WATER TECHNOLOGIES CORP.

		By:	/s/ Benedict J. Stas
Benedict J. Stas
Executive Vice President, Chief Financial Officer & Treasurer